                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in this Amendment No. 5 to Registration Statement on Form S-1 of our report dated February 17, 2000 relating to the financial statements of Embarcadero Technologies, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California


April 18, 2000